Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 26, 2011, relating to the combined financial statements and financial statement schedule of certain entities as described in Note 1 to the combined financial statements that are under common ownership and common control of General Growth Properties, Inc., (the “RPI Businesses”) (for which the report expresses an unqualified opinion on those combined financial statements and includes explanatory paragraphs regarding the Successor RPI Businesses’ combined financial statements with assets, liabilities, and a capital structure having carrying values not comparable with prior periods, and the allocation of certain operating expenses from General Growth Properties, Inc.), which appears in the Prospectus filed on February 15, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, relating to Rouse Properties, Inc.’s Registration Statement (No. 333-177465) on Form S-11.

/s/ Deloitte & Touche LLP

March 12, 2012